UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 739-7825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 13, 2020, the Nasdaq Stock Market notified the Company that it was not in compliance with the Nasdaq’s rules for continued listing because the Company no longer has a three member Audit Committee, as required by Nasdaq Rule 5605, due to the resignation of Charles K. Miller from the Board of Directors on September 25, 2020.

Under rule 5605(c)(4), the Company has a grace period to secure a third independent Audit Committee member as follows:

(i)	until the earlier of the next annual shareholder meeting or September 25, 2021; or
(ii)	if the next annual shareholder meeting is held before March 24, 2021, then the company must evidence compliance on or before March 24, 2021

The Company is in the process of undertaking a search for a third independent director that will be qualified to join the Audit Committee. Once the Company secures such an independent director, it will provide appropriate documentation to Nasdaq evidencing compliance with Nasdaq Rule 5605.

Item 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) Former independent registered public accounting firm

On October 14, 2020, WithumSmith + Brown (“Withum”), SCWorx Corp.’s independent registered public accounting firm, notified SCWorx Corp. (the “Company” or “Registrant”) that it would no longer be able to provide audit and review services to the Company, effective October 14, 2020. The audit and review services were discontinued for reasons unrelated to the reviews or audited financials of the Company.   Withum has audited the Company’s financial statements since 2019.

Withum’s report on the Company’s financial statements for the fiscal year ended December 31, 2019 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principle, except for an explanatory paragraph relating to a substantial doubt regarding the Company’s ability to continue as a going concern.  During the fiscal year ended December 31, 2019, and through October 14, 2020, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreement in connection with its report.

During the fiscal year ended December 31, 2019, and through October 14, 2020, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K, except for material weaknesses in internal control over financial reporting.

The Company provided Withum with a copy of the disclosure contained in this Form 8-K and has requested that it provide the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the contents of this disclosure.  A copy of that letter is attached as an Exhibit to this Current Report.

(b) New independent registered public accounting firm

On October 20, 2020, the Company appointed Sadler Gibb & Associates, LLC (“SG”) as its new independent registered public accounting firm, effective immediately, for the fiscal year ending December 31, 2020.  This appointment was authorized and approved by the Audit Committee of the Company’s Board of Directors.

During the fiscal years ended December 31, 2019 and 2018 and through October 20, 2020, the Company did not consult with SG on the application of accounting principles to a specified transaction, either completed or proposed, or consult with SG for the type of audit opinion that might be rendered on the Company’s consolidated financial statements, where a written report or oral advice was provided that SG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.  In addition, the Company did not consult with SG on the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or on any “reportable events” as identified under Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit 1.01- Letter of WithumSmith + Brown

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCWorx Corp.

	By:	/s/Timothy Hannibal
Timothy Hannibal
President

Dated: October 20, 2020

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